Exhibit 31.3

COMPLIANCE STATEMENT

Reference is made to the Trust Agreement, between MS Structured Asset Corp., as Depositor and U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, National Association, as Trustee, as successor by merger to LaSalle Bank National Association, as Trustee, for SATURNS Trust No. 2004-6, dated April 15, 2004, together with Schedules I, II and III attached thereto, and the Standard Terms for Trust Agreements, between MS Structured Asset Corp., as Depositor and U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, National Association, as Trustee, as successor by merger to LaSalle Bank National Association, as Trustee dated March 5, 2003. Capitalized terms used herein and not defined shall have the meanings defined in the Trust Agreement and the Standard Terms for Trust Agreements.

In connection with the preparation and delivery of the annual report on Form 10-K of MS Structured Asset Corp. on behalf of SATURNS Trust No. 2004-6 for the fiscal year ending December 31, 2011 (“Fiscal Year”) and the certifications given by In-Young Chase with respect thereto, the undersigned hereby certifies that she is a duly elected Vice President of U.S. Bank National Association (the “Trustee”) and further certifies in her capacity as such as follows:

1.
U.S. Bank National Association has prepared all reports to Unitholders with respect to each distribution date for SATURNS Trust No. 2004-6, and has filed a copy of the reports to Unitholders for the months listed on Exhibit A attached hereto.

2.
I have reviewed the reports on Form 8-K containing the reports to Unitholders included on Exhibit A (the “U.S. Bank Reviewed Distribution Reports”) for the year covered by this annual report of MS Structured Asset Corp., on behalf of SATURNS Trust No. 2004-6;

3.	I am familiar with the operations of U.S. Bank National Association with respect to the SATURNS program and SATURNS Trust No. 2004-6 and the requirement imposed by the Trust Agreement,

4.
Based on my knowledge, the information in the U.S. Bank Reviewed Distribution Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date that the distribution information was filed on Form 8-K or Form 8-KA, as applicable.

5.
Based on my knowledge, the reporting information required to be provided in the U.S. Bank Reviewed Distribution Reports under the Trust Agreement, is included in the U.S. Bank Reviewed Distribution Reports;

6.
Based on my knowledge, and except as disclosed in the U.S. Bank Reviewed Distribution Reports, for the applicable periods (as outlined in Exhibit B attached hereto), the Trustee has fulfilled its obligations under the Trust Agreement.

7.
Based on my knowledge, and except as disclosed in this Compliance Statement or the U.S. Bank Reviewed Distribution Reports, there are no material legal proceedings with respect to the trust, involving the trust or U.S. Bank National Association as trustee.

.
By: /s/ Kimberly O. Jacobs
Name: Kimberly O. Jacobs
Title: Vice President
Date: March 8, 2012

Exhibit A

SATURNS Trust No.:	Closing Date	Payment Dates	Dates for which U.S. Bank National Association filed the Form 8-K for FY 2011	U.S. Bank Reviewed Distribution Reports
2004-6	April 15, 2004	February 15, 2011, August 15, 2011	N/A	August 2011 Distribution Report

Exhibit B

Allocation of Responsibility between BANA and USB regarding certain Trust Agreement provisions

Mar 2003 Reference	Standard Terms for Trust Agreements Section	BANA	USB
2.02	Entry Into Swap Agreement and Other Agreements	1/1-9/6	2/1-12/31
3.02a	Administration of the Trust	1/1-9/6	2/1-12/31
3.02b	Administration of the Trust	1/1-9/6	2/1-12/31
3.03	Collection of Certain Underlying Security Payments	1/1-9/6	2/1-12/31
3.04	Sale	N/A	N/A
3.05a	Unit Account	1/1-9/6	9/6-12/31
3.05b	Unit Account	1/1-2/1	2/1-12/31
3.06	Investment of Funds in the Accounts	1/1-2/1	2/1-12/31
3.07	Retained Interest	1/1-9/6	9/6-12/31
3.08	Access to Certain Documentation	1/1-9/6	2/1-12/31
4.01	Distributions	1/1-9/6	2/1-12/31
4.02a	Reports to Unitholders and Others - with respect to statement information (i) to (xi)	N/A	2/15/2011, 8/15/2011
4.02a	Reports to Unitholders and Others - with respect to 8-K filing	2/15/2011, 8/15/2011	N/A
4.02a	Reports to Unitholders and Others - with respect to year end statement	1/1-9/6	9/6-12/31
4.02b	Reports to Unitholders and Others (b)	1/1-2/1	2/1-12/31
4.02c	Reports to Unitholders and Others (c)	1/1-2/1	2/1-12/31
4.02d	Reports to Unitholders and Others (d)	1/1-3/1	N/A
4.02e	Reports to Unitholders and Others (e)	1/1-2/1	2/1-12/31
4.02f	Reports to Unitholders and Others (f)	1/1-3/1	N/A
4.03	Calculation of Interest Rates	1/1-2/1	2/1-12/31
4.04	Compliance with Tax Reporting and Withholding Requirements	1/1-2/1	2/1-12/31
4.05	Preservation of Information, Communications to Holders - with respect to Registrar	1/1-9/6	9/6-12/31
5.02	Execution, Authentication, and Delivery	1/1-9/6	9/6-12/31
5.03	Registration; Registration of Transfer and Exchange	1/1-9/6	9/6-12/31
5.04	Mutilated, Destroyed, Lost and Stolen Units	1/1-9/6	9/6-12/31
5.05	Distributions in Respect of Units	1/1-9/6	9/6-12/31
5.07	Cancellation	1/1-9/6	9/6-12/31
5.08	Currency of Distributions in Respect of Units; Redenomination	1/1-9/6	9/6-12/31
5.09	Appointment of Paying Agent	1/1-9/6	9/6-12/31
5.10	Authenticating Agent	1/1-9/6	9/6-12/31
5.11	Issuance and Transfer Restrictions	1/1-9/6	9/6-12/31
5.11e	Issuance and Transfer Restrictions	1/1-2/1	2/1-12/31
5.12	Optional Exchange	N/A	N/A
5.13	Callable Series - with respect to notices	N/A	N/A
5.13	Callable Series - with respect to distributions	N/A	N/A
7.01	Voting Rights with Respect to Underlying Securities	1/1-2/1	2/1-12/31
7.02	Amendments and Waivers Under Swap Agreement and Guarantee	N/A	N/A
8.01	Realization Upon Default	1/1-2/1	2/1-12/31
9.01	Liquidation Events	1/1-2/1	2/1-12/31
9.02	Trust Wind Up Event	1/1-2/1	2/1-12/31
9.03	Expense Event	1/1-2/1	2/1-12/31
9.05a	Disposition of Trust Property	1/1-2/1	2/1-12/31
9.05b	Disposition of Trust Property	1/1-9/6	2/1-12/31
9.05c	Disposition of Trust Property - with respect to administration of terminations and liquidations, notices	1/1-2/1	2/1-12/31
9.05c	Disposition of Trust Property - with respect to distribution of proceeds	1/1-9/6	2/1-12/31
9.05d	Disposition of Trust Property	1/1-2/1	2/1-12/31
9.05h	Disposition of Trust Property	1/1-2/1	2/1-12/31
9.05j	Disposition of Trust Property	1/1-9/6	2/1-12/31
9.06	Limitation on Notice Requirement	1/1-2/1	2/1-12/31
10.01	Trustee Duties	1/1-9/6	2/1-12/31
11.01	Termination of Trust	N/A	N/A
12.01	Amendment of Trust Agreement; Waivers	1/1-9/6	2/1-12/31
12.07	Notice to Rating Agencies	1/1-2/1	2/1-12/31
12.08	Perfection of the Swap Counterparty Security Interest	N/A	N/A
Trust Agreement
Schedule I	Callable Series	1/1-9/6	2/1-12/31
Schedule I	Expense Administrator	1/1-9/6	2/1-12/31
Schedule I	Warrant Agent	1/1-9/6	2/1-12/31
Schedule I	Notice of Interest Deferral	1/1-2/1	2/1-12/31
Schedule I	Compliance Certificate	1/1-3/1	N/A
Schedule I	Distributions Reports	1/1-9/6	9/6-12/31
Schedule III	Additional Warrant Terms	1/1-9/6	2/1-12/31